Exhibit 4

NUMBER	SHARES
001	000000

CAPITAL STOCK

iShares

A SERIES OF

iShares U.S. ETF TRUST

(A Delaware Business Trust)

THIS CERTIFIES that                                  is the holder of the current outstanding number of units of beneficial interest of the iShares                                  (the “Fund”) shown from time to time on the records of the iShares U.S. ETF Trust, a Delaware business trust (the “Trust”), as represented by this certificate of the Trust, transferable only on the books and records of the Trust by the holder hereof in person or by a duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the transfer agent of the Trust.

The registered holder of this certificate is entitled to all the rights, interests and privileges of a shareholder as provided by the Declaration of Trust and the By-Laws of the Trust as from time to time amended, which are incorporated by reference herein.

This certificate is executed on behalf of the Trust and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually, but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, the Trust has caused this certificate to be signed by its duly authorized officers.

Countersigned:

STATE STREET BANK & TRUST COMPANY	Dated:
TRANSFER AGENT

Seal	iShares U.S. ETF Trust	iShares U.S. ETF Trust

By:	By:	By:
Authorized Signature	Secretary	Chief Executive Officer

Unless this certificate is presented by an authorized representative of The Depository Trust Company (“DTC”), a New York corporation, to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.